SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE

ACT OF 1934

Date of Report (Date of earliest event reported): January 6, 2011

DYCOM INDUSTRIES, INC.
(Exact name of Registrant as specified in its charter)

Florida	001-10613	59-1277135
(State or other jurisdiction) of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

11770 U.S. Highway One, Suite 101

Palm Beach Gardens, Florida 33408

(Address of principal executive offices) (Zip Code)

(561) 627-7171

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 8.01 Other Events.

Notes Offering

On January 6, 2011, Dycom Industries, Inc. (the “Company”) issued a press release pursuant to Rule 135c under the Securities Act of 1933, as amended (the “Securities Act”), regarding the proposed issuance by its wholly-owned subsidiary, Dycom Investments, Inc. (the “Issuer”), of approximately $175.0 million in aggregate principal amount of senior subordinated notes due 2021 through a private placement to qualified institutional buyers in the United States pursuant to Rule 144A under the Securities Act of 1933 and outside the United States pursuant to Regulation S under the Securities Act of 1933.

In accordance with Rule 135c(d) under the Securities Act, a copy of the press release is attached hereto as Exhibit 99.1.

Tender Offer and Consent Solicitation

Also on January 6, 2011, the Company issued a press release, a copy of which is attached hereto as Exhibit 99.2, announcing that the Issuer has launched a tender offer to purchase, for cash, any and all of its $135.35 million in aggregate principal amount of outstanding 8.125% Senior Subordinated Notes due 2015 (the “Notes”).  In conjunction with the tender offer, the Issuer is soliciting consents from the holders of the Notes to eliminate certain covenants and amend certain provisions of the indenture governing the Notes.  The tender offer and consent solicitation are subject to a number of conditions, including the receipt of net proceeds from one or more financings sufficient to repurchase all of the Notes tendered, including the payment of all premiums, if any, consent payments, accrued interest and costs and expenses incurred in connection therewith.

This Current Report on Form 8-K is not an offer to sell securities, nor is it an offer to purchase the Notes or a solicitation of consents with respect to the Notes.

Item 9.01 Financial Statement and Exhibits.

99.1	Press Release of Dycom Industries, Inc., dated January 6, 2011 regarding Notes Offering.
99.2	Press Release of Dycom Industries, Inc., dated January 6, 2011 regarding Tender Offer and Consent Solicitation.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: January 6, 2011

DYCOM INDUSTRIES, INC. (Registrant)
By:	/s/ Richard B. Vilsoet
	Name:	Richard B. Vilsoet
	Title:	Vice President, General Counsel and Secretary